Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2017 (July 10, 2017 as to the effects of the reverse stock split and other matters described in Note 17) relating to the financial statements of Kala Pharmaceuticals, Inc., appearing in Amendment No. 2 to Registration Statement No. 333-218936 of Kala Pharmaceuticals, Inc. on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 21, 2017